Exhibit 99.1


Cytogen Restructures AxCell Biosciences Subsidiary to Support Company Focus on Oncology Product Marketing and Development


PRINCETON, N.J., Sept. 16 /PRNewswire-FirstCall/ -- Cytogen Corporation (Nasdaq:
CYTO - News), a biopharmaceutical company with an established and growing product line in oncology, today announced a realignment of its AxCell Biosciences subsidiary in an effort to reduce expenses and position Cytogen for stronger long-term growth in oncology. The plan, which includes a 75% reduction in workforce at AxCell Biosciences, will allow continued research related to the role of novel proteins and signal transduction pathways in disease progression through both external collaborations and internal data mining.

"This restructuring is a reflection of both the evolving opportunities in functional proteomics research as well as the realities of current market conditions," said Michael D. Becker, interim chief executive officer of AxCell Biosciences. "While AxCell will continue to pursue promising opportunities in the area of signal transduction research, this move reinforces Cytogen's stated corporate objective of developing and marketing oncology products."

In accordance with the new plan, AxCell has reduced its staff by approximately 75%, suspended certain projects, and implemented several other cost-saving measures. This action is expected to lower Cytogen's annual operating expenses by approximately $1.4 million beginning in the fourth quarter of 2002.

"Cytogen's long-term strategy and business plan remain on track," said H. Joseph Reiser, Ph.D., president and chief executive officer of Cytogen Corporation. "Adjusting AxCell's cost structure will position us to meet our financial objectives and continue to build on the strengths of our core oncology business strategy."

Following the restructuring, AxCell will continue to support key research projects that are in the later stages of development as well as those programs that involve the most productive research collaborations. The Company is moving aggressively forward in evaluating and prioritizing the programs that offer the greatest commercial potential and will continue to explore strategic alternatives for AxCell through its investment banker.

"As the potential market applications for proteomics research continue to evolve, AxCell offers a very balanced and adaptable business model," concluded Becker. "This restructuring allows us to reduce costs while maintaining many of the organization's core competencies."

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About Cytogen Corporation

Cytogen Corporation of Princeton, NJ is a biopharmaceutical company with an established and growing product line in prostate cancer and other areas of oncology. Currently marketed products include ProstaScint(R) (a monoclonal antibody-based imaging agent used to image the extent and spread of prostate cancer); BrachySeed(TM) I-125 and Pd-103 (two uniquely designed, next-generation radioactive seed implants for the treatment of localized prostate cancer); and Quadramet(R) (a skeletal targeting therapeutic radiopharmaceutical marketed for the relief of bone pain in prostate and other types of cancer). Cytogen is evolving a pipeline of oncology product candidates by developing its prostate specific membrane antigen, or PSMA, technologies, which are exclusively licensed from Memorial Sloan-Kettering Cancer Center. AxCell Biosciences of Newtown, PA, a subsidiary of Cytogen Corporation, is engaged in the research and development of novel biopharmaceutical products using its portfolio of functional proteomics solutions and collection of proprietary signal transduction pathway information. For more information, visit www.cytogen.com and www.axcellbio.com.

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information in this press release, which is not historical, is forward-looking and involves a number of risks and uncertainties. Investors are cautioned not to put any undue reliance on any forward-looking statement. The Company's actual results may differ materially from the Company's historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the Company's ability to carry out its business plan, to successfully develop and commercialize acceptance of its products such as ProChart(TM), to determine and implement the appropriate strategic initiative for its AxCell Biosciences subsidiary, ability to fund development necessary for existing products and for the pursuit of new product opportunities, the risk of whether products result from development activities, protection of its intellectual property portfolio, ability to integrate in-licensed products such as BrachySeed(TM), ability to establish and successfully complete clinical trials where required for product approval, the risk associated with obtaining the necessary regulatory approvals, shifts in the regulatory environment affecting sale of the Company's products such as third-party payor reimbursement issues, dependence on its partners for development of certain projects, the ability to obtain foreign regulatory approvals for products and to establish marketing arrangements in countries where approval is obtained, continued listing of the Company's common stock on the Nasdaq National Market, and other factors discussed in Form 10-K for the year ended December 31, 2001 and from time-to-time in the Company's other filings with the Securities and Exchange Commission. The Company specifically disclaims any intention or duty to update any forward-looking statements, and these statements represent the Company's current outlook only as of the date given.